Exhibit 10(w)

YOUR BENEFIT PLAN

Northrop Grumman Corporation

Class I – Chief Executive Officer (CEO)
Class II – Elected Officers, Direct Reports to CEO
Class III – Elected Officers, Non-Direct Reports to CEO
Class IV – All Other Vice Presidents of NGC

Basic Life Insurance

Certificate Date: July 1, 2013

Certificate Number 46

Northrop Grumman Corporation
One Hornet Way
El Segundo, CA 90245

TO OUR EMPLOYEES:

All of us appreciate the protection and security insurance provides.

This certificate describes the benefits that are available to you. We urge you to read it carefully.

Northrop Grumman Corporation

MetLife
Metropolitan Life Insurance Company
200 Park Avenue, New York, New York 10166

CERTIFICATE OF INSURANCE

Metropolitan Life Insurance Company (“MetLife”), a stock company, certifies that You are insured for the benefits described in this certificate, subject to the provisions of this certificate. This certificate is issued to You under the Group Policy and it includes the terms and provisions of the Group Policy that describe Your insurance. PLEASE READ THIS CERTIFICATE CAREFULLY.

This certificate is part of the Group Policy. The Group Policy is a contract between MetLife and the Policyholder and may be changed or ended without Your consent or notice to You.

Policyholder:	Northrop Grumman Corporation

Group Policy Number:	91360-2-G
Type of Insurance:	Term Life Insurance

MetLife Toll Free Number(s):
For Claim Information	FOR LIFE CLAIMS: 1-800-638-6420

THIS CERTIFICATE ONLY DESCRIBES TERM LIFE INSURANCE.

THE BENEFITS OF THE POLICY PROVIDING YOUR COVERAGE ARE GOVERNED PRIMARILY BY THE LAWS OF A STATE OTHER THAN FLORIDA.

THE GROUP INSURANCE POLICY PROVIDING COVERAGE UNDER THIS CERTIFICATE WAS ISSUED IN A JURISDICTION OTHER THAN MARYLAND AND MAY NOT PROVIDE ALL THE BENEFITS REQUIRED BY MARYLAND LAW.

WE ARE REQUIRED BY STATE LAW TO INCLUDE THE NOTICE(S) WHICH APPEAR ON THIS PAGE AND IN THE NOTICE(S) SECTION WHICH FOLLOWS THIS PAGE. PLEASE READ THE(SE) NOTICE(S) CAREFULLY.

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For Texas Residents:

IMPORTANT NOTICE

To obtain information or make a complaint:

You may call MetLife’s toll free telephone number for information or to make a complaint at

1-800-638-6420

You may contact the Texas Department of Insurance to obtain information on companies, coverages, rights or complaints at

1-800-252-3439

You may write the Texas Department of Insurance
P.O. Box 149104
Austin, TX 78714-9104
Fax: (512) 475-1771
Web: http://www.tdi.state.texas.gov

Email: ConsumerProtection@tdi.texas.gov

PREMIUM OR CLAIM DISPUTES: Should You have a dispute concerning Your premium or about a claim, You should contact MetLife first. If the dispute is not resolved, You may contact the Texas Department of Insurance.

ATTACH THIS NOTICE TO YOUR CERTIFICATE: This notice is for information only and does not become a part or condition of the attached document.

Para Residentes de Texas:

AVISO IMPORTANTE

Para obtener información o para someter una queja:

Usted puede llamar al numero de teléfono gratis de MetLife para información o para someter una queja al

1-800-638-6420

Puede comunicarse con el Departamento de Seguros de Texas para obtener información acerca de compañías, coberturas, derechos o quejas al

1-800-252-3439

Puede escribir al Departamento de Seguros de Texas
P.O. Box 149104
Austin, TX 78714-9104
Fax: (512) 475-1771
Web: http://www.tdi.state.texas.gov

Email: ConsumerProtection@tdi.texas.gov

DISPUTAS SOBRE PRIMAS O RECLAMOS: Si tiene una disputa concerniente a su prima o a un reclamo, debe comunicarse con MetLife primero. Si no se resuelve la disputa, puede entonces comunicarse con el departamento (TDI).

UNA ESTE AVISO A SU CERTIFICADO:
Este aviso es solo para propósito de información y no se convierte en parte o condición del documento adjunto.

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NOTICE FOR RESIDENTS OF TEXAS

THE INSURANCE POLICY UNDER WHICH THIS CERTIFICATE IS ISSUED IS NOT A POLICY OF WORKERS’ COMPENSATION INSURANCE. YOU SHOULD CONSULT YOUR EMPLOYER TO DETERMINE WHETHER YOUR EMPLOYER IS A SUBSCRIBER TO THE WORKERS’ COMPENSATION SYSTEM.

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NOTICE FOR RESIDENTS OF TEXAS

LIFE INSURANCE: ACCELERATED BENEFIT OPTION (ABO)

The laws of the state of Texas mandate that the terms "Terminally Ill" and "Terminal Illness" when used in the LIFE INSURANCE: ACCELERATED BENEFIT OPTION (ABO) FOR YOU provision means that due to injury or sickness, You are expected to die within 24 months of the date You request payment of an Accelerated Benefit.

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NOTICE FOR RESIDENTS OF WASHINGTON

LIFE INSURANCE: ACCELERATED BENEFIT OPTION (ABO)

The Life Insurance accelerated benefit does not and is not intended to qualify as long-term care under Washington state law. Washington state law prevents this accelerated life benefit from being marketed or sold as long-term care.

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NOTICE FOR RESIDENTS OF ALL STATES

LIFE INSURANCE BENEFITS WILL BE REDUCED IF AN ACCELERATED BENEFIT IS PAID

DISCLOSURE: The Life Insurance accelerated benefit offered under this certificate is intended to qualify for favorable tax treatment under the Internal Revenue Code of 1986. If this benefit qualifies for such favorable tax treatment, the benefit will be excludable from Your income and not subject to federal taxation. Tax laws relating to accelerated benefits are complex. You are advised to consult with a qualified tax advisor about circumstances under which You could receive an accelerated benefit excludable from income under federal law.

DISCLOSURE: Receipt of an accelerated benefit may affect Your, Your Spouse’s or Domestic Partner's or Your family’s eligibility for public assistance programs such as Medical Assistance (Medicaid), Aid to Families with Dependent Children (AFDC), Supplementary Social Security Income (SSI), and drug assistance programs. You are advised to consult with a qualified tax advisor and with social service agencies concerning how receipt of such payment will affect Your, Your Spouse’s or Domestic Partner's and Your family’s eligibility for public assistance.

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NOTICE FOR RESIDENTS OF ARKANSAS
If You have a question concerning Your coverage or a claim, first contact the Policyholder or group account administrator. If, after doing so, You still have a concern, You may call the toll free telephone number shown on the Certificate Face Page.

If You are still concerned after contacting both the Policyholder and MetLife, You should feel free to contact:

Arkansas Insurance Department
Consumer Services Division
1200 West Third Street
Little Rock, Arkansas 72201
(501) 371-2640 or (800) 852-5494

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NOTICE FOR RESIDENTS OF CALIFORNIA

IMPORTANT NOTICE

TO OBTAIN ADDITIONAL INFORMATION, OR TO MAKE A COMPLAINT, CONTACT THE POLICYHOLDER OR THE METLIFE CLAIM OFFICE SHOWN ON THE EXPLANATION OF BENEFITS YOU RECEIVE AFTER FILING A CLAIM.

IF, AFTER CONTACTING THE POLICYHOLDER AND/OR METLIFE, YOU FEEL THAT A SATISFACTORY SOLUTION HAS NOT BEEN REACHED, YOU MAY FILE A COMPLAINT WITH THE CALIFORNIA INSURANCE DEPARTMENT AT:

DEPARTMENT OF INSURANCE
300 SOUTH SPRING STREET
LOS ANGELES, CA 90013
1 (800) 927-4357

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NOTICE FOR RESIDENTS OF GEORGIA

IMPORTANT NOTICE

The laws of the state of Georgia prohibit insurers from unfairly discriminating against any person based upon his or her status as a victim of family violence.

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NOTICE FOR RESIDENTS OF IDAHO

If You have a question concerning Your coverage or a claim, first contact the Policyholder. If, after doing so, You still have a concern, You may call the toll free telephone number shown on the Certificate Face Page.

If You are still concerned after contacting both the Policyholder and MetLife, You should feel free to contact:

Idaho Department of Insurance
Consumer Affairs
700 West State Street, 3rd Floor
PO Box 83720
Boise, Idaho 83720-0043
1-800-721-3272 (for calls placed within Idaho) or 208-334-4250 or www.DOI.Idaho.gov

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NOTICE FOR RESIDENTS OF ILLINOIS

IMPORTANT NOTICE

To make a complaint to MetLife, You may write to:

MetLife
200 Park Avenue
New York, New York 10166

The address of the Illinois Department of Insurance is:

Illinois Department of Insurance
Public Services Division
Springfield, Illinois 62767

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NOTICE FOR RESIDENTS OF INDIANA

Questions regarding your policy or coverage should be directed to:

Metropolitan Life Insurance Company
1-800-638-5433

If you (a) need the assistance of the government agency that regulates insurance; or (b) have a complaint you have been unable to resolve with your insurer you may contact the Department of Insurance by mail, telephone or email:

State of Indiana Department of Insurance
Consumer Services Division
311 West Washington Street, Suite 300
Indianapolis, Indiana 46204

Consumer Hotline: (800) 622-4461; (317) 232-2395

Complaint can be filed electronically at www.in.gov/idoi

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NOTICE FOR RESIDENTS OF MINNESOTA

This is a life insurance policy which pays accelerated death benefits at your option under conditions specified in the policy. This policy is not a long-term care policy meeting the requirements of sections M.S.62A.46 to 62A.56 or chapter 62S.

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NOTICE FOR RESIDENTS OF MINNESOTA
CONTINUATION OF BASIC LIFE INSURANCE WITH PREMIUM PAYMENT

If Your Life Insurance ends due to termination of Your employment for any reason other than gross misconduct, You may continue such insurance for You.

If You are eligible for continuation of Life insurance, Your employer will notify You of:

•	Your right to elect to continue Life Insurance for You;

•	the amount You must pay each month to Your employer to keep such insurance in force;

•	instructions for payment; and

•	the time that payments are due.

The amount of the premium You will be required to pay for continuation of Life Insurance will not exceed 102 percent of the amount of premium required to be paid for active employees in Your class for such insurance (this includes any premium amounts paid by the employer as well as the employee).

You will have 60 days within which to elect to continue Life Insurance under this section. The 60 day period begins to run on the date Life Insurance would otherwise end or on the date upon which notice of the right to continue Life Insurance is received, whichever is later. If You die during the 60 day election period, we will consider You to have elected to continue Life Insurance under this section.

If Your employer fails to notify You of Your right to continue insurance under this section, or fails to forward a required premium to Us that You have paid, causing insurance for You to end, then Your employer will become liable for these benefits to the same extent as, and in place of, us.

If You continue Life Insurance under this section, any reductions in Life Insurance that would have applied if You were Actively at Work apply to the continued insurance.

Continuation of Life Insurance under this section will end on the earliest of:

•	the date the group policy ends for all employees or for the class of employees to which you belonged when Your Active Work ceased;

•	the date you fail to make a required premium payment when due;

•	the date you become covered for life insurance under this or any other group term life insurance plan; or

•	the end of 18 months following the date Your Active Work ended.

When a continuation under this section ends, You may buy an individual policy of life insurance from Us. The details of this option are described in the section LIFE INSURANCE: CONVERSION OPTION FOR YOU entitled LIFE INSURANCE: CONVERSION OPTION FOR YOU. For the purpose of that section, the end of this continuation will be considered the end of your employment.

Effect of Previous Conversion

If You converted Life Insurance to an individual policy, We will only pay Life Insurance under this section if such individual policy is returned to Us. If it is returned to Us, We will refund to Your estate the premiums paid for such policy without interest, less any debt incurred under such policy.

If such individual policy is not returned to Us, We will pay the life insurance in effect under the individual policy.

We will not pay insurance under both the Group Policy and the individual policy.

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NOTICE FOR RESIDENTS OF UTAH

Notice of Protection Provided by
Utah Life and Health Insurance Guaranty Association

This notice provides a brief summary of the Utah Life and Health Insurance Guaranty Association ("the Association") and the protection it provides for policyholders. This safety net was created under Utah law, which determines who and what is covered and the amounts of coverage.

The Association was established to provide protection in the unlikely event that your life, health, or annuity insurance company becomes financially unable to meet its obligations and is taken over by its insurance regulatory agency. If this should happen, the Association will typically arrange to continue coverage and pay claims, in accordance with Utah law, with funding from assessments paid by other insurance companies.

The basic protections provided by the Association are:

•	Life Insurance
o $500,000 in death benefits
o $200,000 in cash surrender or withdrawal values

•	Health Insurance
o $500,000 in hospital, medical and surgical insurance benefits
o $500,000 in long-term care insurance benefits
o $500,000 in disability income insurance benefits
o $500,000 in other types of health insurance benefits

•	Annuities
o $250,000 in withdrawal and cash values

The maximum amount of protection for each individual, regardless of the number of policies or contracts, is $500,000. Special rules may apply with regard to hospital, medical and surgical insurance benefits.

Note: Certain policies and contracts may not be covered or fully covered. For example, coverage does not extend to any portion of a policy or contract that the insurer does not guarantee, such as certain investment additions to the account value of a variable life insurance policy or a variable annuity contract. Coverage is conditioned on residency in this state and there are substantial limitations and exclusions. For a complete description of coverage, consult Utah Code, Title 3 lA, Chapter 28.

Insurance companies and agents are prohibited by Utah law to use the existence of the Association or its coverage to encourage you to purchase insurance. When selecting an insurance company, you should not rely on Association coverage. If there is any inconsistency between Utah law and this notice, Utah law will control.

To learn more about the above protections, as well as protections relating to group contracts or retirement plans, please visit the Association's website at www.utlifega.org or contact:

Utah Life and Health Insurance Guaranty Assoc.     Utah Insurance Department
60 East South Temple, Suite 500    3110 State Office Building
Salt Lake City UT 84111    Salt Lake City UT 84114-6901
(801) 320-9955    (801) 538-3800

A written complaint about misuse of this Notice or the improper use of the existence of the Association may be filed with the Utah Insurance Department at the above address.

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NOTICE FOR RESIDENTS OF VIRGINIA

IMPORTANT INFORMATION REGARDING YOUR INSURANCE

In the event You need to contact someone about this insurance for any reason please contact Your agent. If no agent was involved in the sale of this insurance, or if You have additional questions You may contact the insurance company issuing this insurance at the following address and telephone number:

MetLife
200 Park Avenue
New York, New York 10166
Attn: Corporate Consumer Relations Department

To phone in a claim related question, You may call Claims Customer Service at:
1-800-275-4638

If You have been unable to contact or obtain satisfaction from the company or the agent, You may contact the Virginia State Corporation Commission’s Bureau of Insurance at:

The Office of the Managed Care Ombudsman
Bureau of Insurance
P.O. Box 1157
Richmond, VA 23218
1-877-310-6560 - toll-free
1-804-371-9944 - locally
www.scc.virginia.gov - web address
ombudsman@scc.virginia.gov - email

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NOTICE FOR RESIDENTS OF WISCONSIN

KEEP THIS NOTICE WITH YOUR INSURANCE PAPERS

PROBLEMS WITH YOUR INSURANCE? - If You are having problems with Your insurance company or agent, do not hesitate to contact the insurance company or agent to resolve Your problem.

MetLife
Attn: Corporate Consumer Relations Department
200 Park Avenue
New York, New York 10166
1-800-638-5433

You can also contact the OFFICE OF THE COMMISSIONER OF INSURANCE, a state agency which enforces Wisconsin’s insurance laws, and file a complaint. You can contact the OFFICE OF THE COMMISSIONER OF INSURANCE by contacting:

Office of the Commissioner of Insurance
Complaints Department
P.O. Box 7873
Madison, WI 53707-7873
1-800-236-8517 outside of Madison or 608-266-0103 in Madison.

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TABLE OF CONTENTS

Section    Page
CERTIFICATE FACE PAGE    1
NOTICES    2
SCHEDULE OF BENEFITS    19
DEFINITIONS    20
ELIGIBILITY PROVISIONS: INSURANCE FOR YOU    23
Eligible Classes    23
Date You Are Eligible for Insurance    23
Enrollment Process    23
Date Your Insurance Takes Effect    23
Date Your Insurance Ends    24
CONTINUATION OF INSURANCE WITH PREMIUM PAYMENT    25
For Family And Medical Leave    25
At Your Option: Continuation Of Your Life Insurance During A Labor Dispute    25
At The Policyholder's Option    25
EVIDENCE OF INSURABILITY    26
LIFE INSURANCE: FOR YOU    27
LIFE INSURANCE: ACCELERATED BENEFIT OPTION (ABO) FOR YOU    28
LIFE INSURANCE: CONVERSION OPTION FOR YOU    30
FILING A CLAIM: CLAIMS FOR LIFE INSURANCE BENEFITS    32
GENERAL PROVISIONS    33
Assignment    33
Beneficiary    33
Entire Contract    33
Incontestability: Statements Made by You    33
Misstatement of Age    33
Conformity with Law    33

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SCHEDULE OF BENEFITS

This schedule shows the benefits that are available under the Group Policy. You will only be insured for the benefits:

•	for which You become and remain eligible;

•	which You elect, if subject to election; and

•	which are in effect.

BENEFIT	BENEFIT AMOUNTS AND HIGHLIGHTS

How We Will Pay Benefits

When the Certificate states that We will pay benefits in "one sum" or a "single sum", We will pay the full benefit amount by check.

Other modes of payment may be available upon request. For details, call Our toll free number shown on the Certificate Face Page.

Life Insurance For You

For Class I – IV Active Employees	An amount equal to 3 times Your Basic Annual Earnings, rounded to the next higher $1,000
Maximum Life Benefit	$2,000,000
Accelerated Benefit Option	Up to 80% of Your Basic Life amount not to exceed $500,000

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DEFINITIONS

As used in this certificate, the terms listed below will have the meanings set forth below. When defined terms are used in this certificate, they will appear with initial capitalization. The plural use of a term defined in the singular will share the same meaning.

Actively at Work or Active Work means that You are performing all of the usual and customary duties of Your job on a regular basis. This must be done at:

•	the Policyholder’s place of business;

•	an alternate place approved by the Policyholder; or

•	a place to which the Policyholder’s business requires You to travel.

You will be deemed to be Actively at Work during weekends or Policyholder approved vacations, holidays or business closures if You were Actively at Work on the last scheduled work day preceding such time off.

Basic Annual Earnings means Your gross annual rate of pay as determined by Your Policyholder, excluding overtime and other extra pay. "Basic Annual Earnings" for You if You are a salesman includes commissions and/or bonuses which shall be averaged for the most recent 12 month period.

Beneficiary means the person(s) to whom We will pay insurance as determined in accordance with the GENERAL PROVISIONS section.

Domestic Partner means each of two people who are of the same or opposite sex, one of whom is an employee of the Policyholder and who represent themselves publicly as each other's domestic partner and have:

1.	registered as domestic partners or members of a civil union with a government agency or office where such registration is available; or

2.	submitted a domestic partner declaration to the Policyholder.

The Domestic Partner declaration must be signed by both parties, and establish that:

•	each person is 18 years of age or older;

•	neither person is married;

•	neither person has had another Domestic Partner within 6 months prior to the enrollment date for insurance for the Domestic Partner under the Group Policy;

•	they have shared the same residence for at least 6 months prior to the date they enroll for insurance for the Domestic Partner under the Group Policy;

•	they are not related by blood in a manner that would bar their marriage in the jurisdiction in which they reside;

•
they have an exclusive mutual commitment to share the responsibility for each other’s welfare and financial obligations which commitment existed for at least 6 months prior to the date they enroll for insurance for the Domestic Partner under the Group Policy, and such commitment is expected to last indefinitely.

2 or more of the following exist as evidence of joint responsibility for basic financial obligations:

•	a joint mortgage or lease;

•	designation of the Domestic Partner as beneficiary for life insurance or retirement benefits;

•	joint wills or designation of the Domestic Partner as executor and/or primary beneficiary;

•	designation of the Domestic Partner as durable power of attorney or health care proxy;

•	ownership of a joint bank account, joint credit cards or other evidence of joint financial responsibility; or

•	other evidence of economic interdependence.

Noncontributory Insurance means insurance for which the Policyholder does not require You to pay any part of the premium.

Physician means:

•	a person licensed to practice medicine in the jurisdiction where such services are performed; or

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DEFINITIONS (continued)

•
any other person whose services, according to applicable law, must be treated as Physician’s services for purposes of the Group Policy. Each such person must be licensed in the jurisdiction where he performs the service and must act within the scope of that license. He must also be certified and/or registered if required by such jurisdiction.

The term does not include:

•	You;

•	Your Spouse or Domestic Partner; or

•	any member of Your immediate family including Your and/or Your Spouse’s or Domestic Partner's:

•	parents;

•	children (natural, step or adopted);

•	siblings;

•	grandparents; or

•	grandchildren.

Proof means Written evidence satisfactory to Us that a person has satisfied the conditions and requirements for any benefit described in this certificate. When a claim is made for any benefit described in this certificate, Proof must establish:

•	the nature and extent of the loss or condition;

•	Our obligation to pay the claim; and

•	the claimant’s right to receive payment.
Proof must be provided at the claimant's expense.

Signed means any symbol or method executed or adopted by a person with the present intention to authenticate a record, which is on or transmitted by paper or electronic media which is acceptable to Us and consistent with applicable law.

Spouse means Your lawful spouse.

We, Us and Our mean MetLife.

Written or Writing means a record which is on or transmitted by paper or electronic media which is acceptable to Us and consistent with applicable law.

You and Your mean an employee who is insured under the Group Policy for the insurance described in this certificate.

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ELIGIBILITY PROVISIONS: INSURANCE FOR YOU

ELIGIBLE CLASS(ES)

All employees of the Policyholder participating in one of the following executive classes:
Class I – Chief Executive Officer (CEO).
Class II – Elected Officers, direct reports to CEO.
Class III – Elected Officers, non-direct reports to CEO.
Class IV – all other Vice Presidents of NGC.

DATE YOU ARE ELIGIBLE FOR INSURANCE

You may only become eligible for the insurance available for Your eligible class as shown in the SCHEDULE OF BENEFITS.

If You are in an eligible class on July 1, 2013, You will be eligible for the insurance described in this certificate on that date.

If You enter an eligible class after July 1, 2013, You will be eligible for the insurance described in this certificate on the date You enter that class.

Previous Employment With The Policyholder

If You were employed by the Policyholder and insured by Us under a policy of group life insurance when Your employment ended, You will not be eligible for life insurance under this Group Policy if You are re-hired by the Policyholder within 2 years after such employment ended, unless You surrender:

•	any individual policy of life insurance to which You converted when Your employment ended; and

•	any certificate of insurance continued as ported insurance when such employment ended.

The cash value, if any, of such surrendered insurance will be paid to You.

ENROLLMENT PROCESS

If You are eligible for insurance, You may enroll for such insurance by completing an enrollment form.

DATE YOUR INSURANCE TAKES EFFECT

Rules for Noncontributory Insurance

When You complete the enrollment process for Noncontributory Insurance, such insurance will take effect on the date You become eligible, provided You are Actively at Work on that date.

If You are not Actively at Work on the date the Noncontributory Insurance would otherwise take effect, insurance will take effect on the day You resume Active Work.

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ELIGIBILITY PROVISIONS: INSURANCE FOR YOU (continued)

Increase in Insurance

An increase in insurance due to an increase in Your earnings will take effect on the date of change.

If You are not Actively at Work on the date insurance would otherwise take effect, insurance will take effect on the day You resume Active Work.

Decrease in Insurance

A decrease in insurance due to a decrease in Your earnings will take effect on the date of change.

DATE YOUR INSURANCE ENDS

Your insurance will end on the earliest of:

1.    the date the Group Policy ends; or
2.    the date insurance ends for Your class; or

3.	the end of the period for which the last premium has been paid for You; or

4.
the date Your employment ends; Your employment will end if You cease to be Actively at Work in any eligible class, except as stated in the section entitled CONTINUATION OF INSURANCE WITH PREMIUM PAYMENT.

5.	the date You retire in accordance with the Policyholder’s retirement plan.

Please refer to the section entitled LIFE INSURANCE: CONVERSION OPTION FOR YOU for information concerning the option to convert to an individual policy of life insurance if Your Life Insurance ends.

In certain cases insurance may be continued as stated in the section entitled CONTINUATION OF INSURANCE WITH PREMIUM PAYMENT.

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CONTINUATION OF INSURANCE WITH PREMIUM PAYMENT (For MN Residents see Minnesota Notice Page)

FOR FAMILY AND MEDICAL LEAVE

Certain leaves of absence may qualify for continuation of insurance under the Family and Medical Leave Act of 1993 (FMLA), or other legally mandated leave of absence or similar laws. Please contact the Policyholder for information regarding such legally mandated leave of absence laws.

AT YOUR OPTION: CONTINUATION OF YOUR LIFE INSURANCE DURING A LABOR DISPUTE

You may elect to continue Life Insurance for You, if You cease to be Actively at Work as the result of a labor dispute. Such insurance will continue for up to 6 months if the following conditions are met:

•	at least 75% of the employees eligible to continue insurance elect to continue this insurance for such time period; and

•	You pay the required premium for such insurance.

If continued, Life Insurance for You, will end if:

•	premium payment is required and You fail to pay premiums for such insurance;

•	the number of employees who elect to continue such insurance falls below 75% of all employees eligible to continue this insurance for such time period; or

•	You cease to be eligible to continue Life Insurance for You, under this section and You do not immediately resume Active Work in a class that is eligible for such insurance.

AT THE POLICYHOLDER’S OPTION

The Policyholder has elected to continue insurance by paying premiums for employees who cease Active Work in an eligible class for any of the reasons specified below.

1.	if You cease Active Work due to injury or sickness, up to 24 months;

2.	if You cease Active Work due to part-time work, for a period in accordance with the Policyholder's general practice for an employee in Your job class;

3.	if You cease Active Work due to strike, for a period in accordance with the Policyholder's general practice for an employee in Your job class;

4.	if You cease Active Work due to any other Policyholder approved leave of absence, up to 1 month following the end of the month in which the leave began.

The Policyholder's general practice for employees in a job class determines which employees with the above types of absences are to be considered as still insured and for how long among persons in like situations.

At the end of any of the continuation periods listed above, Your insurance will be affected as follows:

•	if You resume Active Work in an eligible class at this time, You will continue to be insured under the Group Policy;

•
if You do not resume Active Work in an eligible class at this time, Your employment will be considered to end and Your insurance will end in accordance with the DATE YOUR INSURANCE ENDS subsection of the section entitled ELIGIBILITY PROVISIONS: INSURANCE FOR YOU.

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EVIDENCE OF INSURABILITY

No evidence of insurability is required for the insurance described in this certificate.

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LIFE INSURANCE: FOR YOU

If You die, Proof of Your death must be sent to Us. When We receive such Proof with the claim, We will review the claim and, if We approve it, will pay the Beneficiary the Life Insurance in effect on the date of Your death.

PAYMENT OPTIONS

We will pay the Life Insurance in one sum. Other modes of payment may be available upon request. For details, call Our toll free number shown on the Certificate Face Page.

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LIFE INSURANCE: ACCELERATED BENEFIT OPTION (ABO) FOR YOU

For purposes of this section, the term “ABO Eligible Life Insurance” refers to each of Your Life Insurance benefits for which the Accelerated Benefit Option is shown as available in the SCHEDULE OF BENEFITS.

If You become Terminally Ill, You or Your legal representative have the option to request Us to pay ABO Eligible Life Insurance before Your death. This is called an accelerated benefit. The request must be made while ABO Eligible Life Insurance is in effect.

Terminally Ill or Terminal Illness means that due to injury or sickness, You are expected to die within 6 months.

Requirements For Payment of an Accelerated Benefit

Subject to the conditions and requirements of this section, We will pay an accelerated benefit to You or Your legal representative if:

•	the amount of each ABO Eligible Life Insurance benefit to be accelerated equals or exceeds $10,000; and

•	the ABO Eligible Life Insurance to be accelerated has not been assigned; and

•	We have received Proof that You are Terminally Ill.

We will only pay an accelerated benefit for each ABO Eligible Life Insurance benefit once.

Proof of Your Terminal Illness

We will require the following Proof of Your Terminal Illness:

•	a completed accelerated benefit claim form;

•	a signed Physician’s certification that You are Terminally Ill; and

•	an examination by a Physician of Our choice, at Our expense, if We request it.

You or Your legal representative should contact the Policyholder to obtain a claim form and information regarding the accelerated benefit.

Upon Our receipt of Your request to accelerate benefits, We will send You a letter with information about the accelerated benefit payment You requested. Our letter will describe the amount of the accelerated benefits We will pay and the amount of Life Insurance remaining after the accelerated benefit is paid.

Accelerated Benefit Amount

We will pay an accelerated benefit up to the percentage shown in the SCHEDULE OF BENEFITS for each ABO Eligible Life Insurance benefit in effect for You, subject to the following:

Maximum Accelerated Benefit Amount. The maximum amount We will pay for each ABO Eligible Life Insurance benefit is shown in the SCHEDULE OF BENEFITS.

Scheduled Reduction of an ABO Eligible Life Insurance Benefit. If an ABO Eligible Life Insurance benefit is scheduled to reduce within the 6 month period after the date You or Your legal representative request an accelerated benefit, We will calculate the accelerated benefit using the amount of such ABO Eligible Life Insurance that will be in effect immediately after the reduction(s) scheduled for such period.

Scheduled End of an ABO Eligible Life Insurance Benefit. If an ABO Eligible Life Insurance benefit is scheduled to end within 6 months after the date You or Your legal representative request an accelerated benefit, We will not pay an accelerated benefit for such ABO Eligible Life Insurance benefit.

Previous Conversion of an ABO Eligible Life Insurance Benefit. We will not pay an accelerated benefit for any amount of ABO Eligible Life Insurance which You previously converted under the section entitled LIFE INSURANCE: CONVERSION OPTION FOR YOU.

We will pay the accelerated benefit in one sum unless You or Your legal representative select another payment mode.

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LIFE INSURANCE: ACCELERATED BENEFIT OPTION (ABO) FOR YOU (continued)

Effect of Payment of an Accelerated Benefit

On Contribution for Your Life Insurance. After We pay the accelerated benefit, any future contributions for Life Insurance You are required to pay will be waived.

On Your Life Insurance at Your death. The amount of Life Insurance that We will pay at Your death will be decreased by the amount of the accelerated benefit paid by Us.

On Your Life Insurance at conversion. The amount to which You are entitled to convert under the section entitled LIFE INSURANCE: CONVERSION OPTION FOR YOU will be decreased by the amount of the accelerated benefit paid by Us.

Date Your Option to Accelerate Benefits Ends

The accelerated benefit option will end on the earliest of:

•	the date the ABO Eligible Life Insurance ends;

•	the date You or Your legal representative assign all ABO Eligible Life Insurance; or

•	the date You or Your legal representative have accelerated all ABO Eligible Life Insurance benefits.

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LIFE INSURANCE: CONVERSION OPTION FOR YOU

If Your life insurance ends or is reduced for any of the reasons stated below, You have the option to buy an individual policy of life insurance (“new policy”) from Us during the Application Period in accordance with the conditions and requirements of this section. This is referred to as the “option to convert”. Evidence of Your insurability will not be required.

When You Will Have the Option to Convert

You will have the option to convert when:

A.    Your life insurance ends because:

•	You cease to be in an eligible class;

•	Your employment ends;

•	this Group Policy ends, provided You have been insured for life insurance for at least 5 continuous years; or

•	this Group Policy is amended to end all life insurance for an eligible class of which You are a member, provided You have been insured for at least 5 continuous years; or
B.    Your life insurance is reduced:

•	on or after the date You attain age 65;

•	because You change from one eligible class to another; or

•	due to an amendment of this Group Policy.

If You opt not to convert a reduction in the amount of Your life insurance as described above, You will not have the option to convert that amount at a later date.

A reduction in the amount of Your life insurance as a result of the payment of an accelerated benefit will not give rise to a right to convert under this section.

Application Period

If You opt to convert Your life insurance for any of the reasons stated above, We must receive a completed conversion application form from You within the Application Period described below.

If You are given Written notice of the option to convert within 15 days before or after the date Your life insurance ends or is reduced, the Application Period begins on the date that such life insurance ends or is reduced and expires 31 days after such date.

If You are given Written notice of the option to convert more than 15 days after the date Your life insurance ends or is reduced, the Application Period begins on the date such life insurance ends or is reduced and expires 25 days from the date of such notice. In no event will the Application Period exceed 91 days from the date Your life insurance ends or is reduced.

Option Conditions

The option to convert is subject to the following:

A.	Our receipt within the Application Period of:

•	Your Written application for the new policy; and

•	the premium due for such new policy;

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LIFE INSURANCE: CONVERSION OPTION FOR YOU (continued)

B.	the premium rates for the new policy will be based on:

•	Our rates then in use;

•	the form and amount of insurance for which you apply;

•	Your class of risk; and

•	Your age;

C.	the new policy may be on any form then customarily offered by Us excluding term insurance;

D.	the new policy will be issued without an accidental death and dismemberment benefit, an accelerated benefit option, a waiver of premium benefit or any other rider or additional benefit; and

E.	the new policy will take effect on the 32nd day after the date Your life insurance ends or is reduced; this will be the case regardless of the duration of the Application Period.

Maximum Amount of the New Policy

If Your Life Insurance ends due to the end of this Group Policy or the amendment of this Group Policy to end all life insurance for an eligible class of which You are a member, the maximum amount of insurance that You may elect for the new policy is the lesser of:

•
the amount of Your life insurance that ends under this Group Policy less the amount of life insurance for which You become eligible under any group policy within 31 days after the date insurance ends under this Group Policy; or

•	$10,000.

If Your life insurance ends or is reduced due to the Policyholder’s organizational restructuring, the maximum amount of insurance that You may elect for the new policy is the amount of Your life insurance that ends under this Group Policy less the amount of life insurance for which You become eligible under any other group policy within 31 days after the date insurance ends under this Group Policy.

If Your life insurance ends or is reduced for any other reason, the maximum amount of insurance that You may elect for the new policy is the amount of Your life insurance which ends under this Group Policy.

ADDITIONAL PROVISIONS IF YOU DIE

If You Die Within 31 Days After Your Life Insurance Ends Or Is Reduced

If You die within 31 days after Your life insurance ends or is reduced by an amount You are entitled to convert, Proof of Your death must be sent to Us. When We receive such Proof with the claim, We will review the claim and if We approve it will pay the Beneficiary. The amount We will pay is the amount You were entitled to convert.

The amount You were entitled to convert will not be paid as insurance under both a new individual conversion policy and the Group Policy.

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FILING A CLAIM

CLAIMS FOR LIFE INSURANCE BENEFITS

When there has been the death of an insured person, notify the Policyholder. This notice should be given to the Policyholder as soon as is reasonably possible after the death. The claim form will be sent to the beneficiary or beneficiaries of record.

The beneficiary or beneficiaries should complete the claim form and send it and Proof of the death to Us as instructed on the claim form.

When We receive the claim form and Proof, We will review the claim and, if We approve it, We will pay benefits subject to the terms and provisions of this certificate and the Group Policy.

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GENERAL PROVISIONS

Assignment

The rights and benefits under the Group Policy are not assignable prior to a claim for benefits, except as required by law. We are not responsible for the validity of an assignment.

Beneficiary

You may designate a Beneficiary in Your application or enrollment form. You may change Your Beneficiary at any time. To do so, You must send a Signed and dated, Written request to the Policyholder using a form satisfactory to Us. Your Written request to change the Beneficiary must be sent to the Policyholder within 30 days of the date You Sign such request.

You do not need the Beneficiary’s consent to make a change. When We receive the change, it will take effect as of the date You Signed it. The change will not apply to any payment made in good faith by Us before the change request was recorded.

If two or more Beneficiaries are designated and their shares are not specified, they will share the insurance equally.

If there is no Beneficiary designated or no surviving designated Beneficiary at Your death, We will determine the Beneficiary to be Your Spouse.

If there is no Spouse, We will pay Your estate. Any payment made in good faith will discharge Our liability to the extent of such payment.

Entire Contract

Your insurance is provided under a contract of group insurance with the Policyholder. The entire contract with the Policyholder is made up of the following:

1.	the Group Policy and its Exhibits, which include the certificate(s);

2.	the Policyholder's application; and

3.	any amendments and/or endorsements to the Group Policy.

Incontestability: Statements Made by You

Any statement made by You will be considered a representation and not a warranty. We will not use such statement to avoid Life Insurance, reduce benefits or defend a claim unless the following requirements are met:

1.	the statement is in a Written application or enrollment form;

2.	You have Signed the application or enrollment form; and

3.	a copy of the application or enrollment form has been given to You or Your Beneficiary.

We will not use Your statements which relate to insurability to contest insurance after it has been in force for 2 years during Your life. In addition, We will not use such statements to contest an increase or benefit addition to such insurance after the increase or benefit has been in force for 2 years during Your life.

Misstatement of Age

If Your age is misstated, the correct age will be used to determine if insurance is in effect and, as appropriate, We will adjust the benefits and/or premiums.

Conformity with Law

If the terms and provisions of this certificate do not conform to any applicable law, this certificate shall be interpreted to so conform.

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GENERAL PROVISIONS (continued)

33
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THE PRECEDING PAGE IS THE END OF THE CERTIFICATE.
THE FOLLOWING IS ADDITIONAL INFORMATION.

ERISA INFORMATION

THIS SUMMARY PLAN DESCRIPTION IS EXPRESSLY MADE PART OF THE NORTHROP GRUMMAN CORPORATION TERM LIFE INSURANCE PLAN AND IS LEGALLY ENFORCEABLE AS PART OF THE PLAN WITH RESPECT TO ITS TERMS AND CONDITIONS. IN THE EVENT THERE IS NO OTHER PLAN DOCUMENT, THIS DOCUMENT SHALL SERVE AS A SUMMARY PLAN DESCRIPTION AND SHALL ALSO CONSTITUTE THE PLAN.

NAME AND ADDRESS OF EMPLOYER

Northrop Grumman Corporation
2980 Fairview Park Drive
Falls Church, VA 22042

NAME AND ADDRESS OF PLAN ADMINISTRATOR

Employee Welfare Benefits Committee
Northrop Grumman Corporation
7201 Hewitt Associates Drive
P.O. Box 8000
Charlotte, NC 28262-8000
(800) 894-4194

NAME AND ADDRESS OF AGENT FOR SERVICE OF LEGAL PROCESS

Northrop Grumman Corporation
c/o Corporate Secretary
2980 Fairview Park Drive
Falls Church, VA 22042

EMPLOYER IDENTIFICATION NUMBER: 80-0640649

PLAN NUMBER	COVERAGE	PLAN NAME

501	Basic Life Insurance for Non-Represented Employees	Northrop Grumman Corporation Group Benefits Plan
TYPE OF ADMINISTRATION

The above listed benefits are insured by Metropolitan Life Insurance Company ("MetLife").

AGENT FOR SERVICE OF LEGAL PROCESS

For disputes arising under the Plan, service of legal process may be made upon the Plan administrator at the above address. For disputes seeking payment of benefits, service of legal process may be made upon MetLife by serving MetLife's designated agent to accept service of process.

ELIGIBILITY FOR INSURANCE; DESCRIPTION OR SUMMARY OF BENEFITS

Your MetLife certificate describes the eligibility requirements for insurance provided by MetLife under the Plan. It also includes a detailed description of the insurance provided by MetLife under the Plan.

ERISA INFORMATION

PLAN TERMINATION OR CHANGES

The group policy sets forth those situations in which the Employer and/or MetLife have the rights to end the policy.

The Employer reserves the right to change or terminate the Plan at any time. Therefore, there is no guarantee that you will be eligible for the insurance described herein for the duration of your employment. Any such action will be taken only after careful consideration.

Your consent or the consent of your beneficiary is not required to terminate, modify, amend, or change the Plan.

In the event Your insurance ends in accordance with the DATE YOUR INSURANCE ENDS subsection of Your certificate, you may still be eligible to receive benefits. The circumstances under which benefits are available are described in Your MetLife certificate.

PLAN YEAR

The Plan's fiscal records are kept on a Plan year basis beginning each July 1st and ending on the following June 30th.

QUALIFIED DOMESTIC RELATIONS ORDERS/QUALIFIED MEDICAL CHILD SUPPORT ORDERS

You and your beneficiaries can obtain, without charge, from the Plan Administrator a copy of any procedures governing Qualified Domestic Relations Orders (QDRO) and Qualified Medical Child Support Orders (QMCSO).

CLAIMS INFORMATION

Procedures for Presenting Claims for Life Benefits

All claim forms needed to file for benefits under the group insurance program can be obtained from the Employer who will also be ready to answer questions about the insurance benefits and to assist the claimant in filing claims. The instructions on the claim form should be followed carefully. This will expedite the processing of the claim. Be sure all questions are answered fully.

Routine Questions

If there is any question about a claim payment, an explanation may be requested from the Employer who is usually able to provide the necessary information.

Claim Submission

In submitting claims for life benefits ("Benefits"), the claimant must complete the appropriate claim form and submit the required Proof as described in the certificate.

Claim forms must be submitted in accordance with the instructions on the claim form.

Initial Determination

After MetLife receives a claim for Benefits, MetLife will review the claim and notify the claimant of its decision to approve or deny the claim.

Such notification will be provided to the claimant within a reasonable period, not to exceed 90 days from the date we received the claim, unless MetLife notifies the claimant within that period that there are special circumstances requiring an extension of time of up to 90 additional days.

If MetLife denies the claim in whole or in part, the notification of the claims decision will state the reason why the claim was denied and reference the specific Plan provision(s) on which the denial is based. If the claim is denied because MetLife did not receive sufficient information, the claims decision will describe the additional information needed and explain why such information is needed. The notification will also include a description of the Plan review procedures and time limits, including a statement of the claimant's right to bring a civil action if the claim is denied after an appeal.

Appealing the Initial Determination

In the event a claim has been denied in whole or in part, the claimant can request a review of the claim by MetLife. This request for review should be sent in writing to Group Insurance Claims Review at the address of MetLife's office which processed the claim within 60 days after the claimant received notice of denial of the claim. When requesting a review, the claimant should state the reason the claimant believes the claim was improperly denied and submit in writing any written comments, documents, records or other information the claimant deems appropriate. Upon the claimant's written request, MetLife will provide the claimant free of charge with copies of relevant documents, records and other information.

MetLife will re‑evaluate all the information, will conduct a full and fair review of the claim, and the claimant will be notified of the decision. Such notification will be provided within a reasonable period not to exceed 60 days from the date we received the request for review, unless MetLife notifies the claimant within that period that there are special circumstances requiring an extension of time of up to 60 additional days.

If MetLife denies the claim on appeal, MetLife will send the claimant a final written decision that states the reason(s) why the appealed claim is being denied, references any specific Plan provision(s) on which the denial is based, any voluntary appeal procedures offered by the Plan, and a statement of the claimant's right to bring a civil action if the claim is denied after an appeal. Upon written request, MetLife will provide the claimant free of charge with copies of documents, records and other information relevant to the claim.

Discretionary Authority of Plan Administrator and Other Plan Fiduciaries

In carrying out their respective responsibilities under the Plan, the Plan administrator and other Plan fiduciaries shall have discretionary authority to interpret the terms of the Plan and to determine eligibility for and entitlement to Plan benefits in accordance with the terms of the Plan. Any interpretation or determination made pursuant to such discretionary authority shall be given full force and effect, unless it can be shown that the interpretation or determination was arbitrary and capricious.

STATEMENT OF ERISA RIGHTS

The following statement is required by federal law and regulation.

As a participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all participants shall be entitled to:

Receive Information About Your Plan and Benefits

Examine, without charge, at the Plan administrator's office and at other specified locations, all Plan documents, including insurance contracts and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts and copies of the latest annual report (Form 5500 Series) and updated summary plan descriptions. The administrator may make a reasonable charge for the copies.

Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a welfare benefit is denied or ignored in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

In addition, if you disagree with the Plan's decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in a Federal court.

If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court.

The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees.

If you lose, the court may order you to pay these costs and fees; for example, if it finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about your Plan, you should contact the Plan administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

FUTURE OF THE PLAN

It is hoped that the Plan will be continued indefinitely, but Northrop Grumman Corporation reserves the right to change or terminate the Plan in the future. Any such action would be taken only after careful consideration.

The Board of Directors of Northrop Grumman Corporation shall be empowered to amend or terminate the Plan or any benefit under the Plan at any time.